As filed with the Securities and Exchange Commission on February 12, 2015
Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Covisint Corporation

(Exact name of Registrant as specified in its charter)

Michigan	26-2318591
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number.)

One Campus Martius, Suite 700 Detroit, Michigan	48226-5099
(Address of principal executive offices)	(Zip code)

COVISINT CORPORATION 2009 LONG TERM INCENTIVE PLAN
(Full title of the plan)

Enrico Digirolamo Chief Financial Officer Covisint Corporation One Campus Martius, Suite 700 Detroit, Michigan 48226-5099 (313) 227-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to: Michael A. Sosin, Esq. General Counsel Covisint Corporation One Campus Martius, Suite 700 Detroit, Michigan 48226-5099 (313) 227-7144
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):
Large accelerated filer  ☐    Accelerated filer  ☐
Non-accelerated filer  ☒ (Do not check if a smaller reporting company)    Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, no par value	3,000,000	$2.39	$7,170,000	$833.15

(1)
This Registration Statement covers an additional 3,000,000 shares of Common Stock authorized for issuance under the Registrant’s 2009 Long Term Incentive Plan (the “Plan”). 4,500,000 shares of Common Stock authorized for issuance under the Plan have already been registered pursuant to a previously filed Registration Statement on Form S-8. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also include any additional shares that may become issuable as a result of any stock split, stock dividend, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding shares of the Registrant’s Common Stock.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high ($2.57) and low ($2.20) sales price for the Common Stock of the Registrant as quoted on the NASDAQ Global Select Market on February 9, 2015, a date within five business days prior to the date of filing of this Registration Statement.

EXPLANATORY NOTE
This Registration Statement relates solely to the registration of additional securities for the 2009 Long Term Incentive Plan of the same class as other securities for which a Registration Statement on Form S-8 is effective. Accordingly, in accordance with General Instruction E to Form S-8, the Registrant has filed only a facing page, all required opinions and consents, the signature page, and any information required in the new Registration Statement that was not in the earlier Registration Statement. This Registration Statement hereby incorporates by reference the contents of Registrant’s Registration Statement on Form S-8 (Commission File No. 333-192931), which was originally filed on December 18, 2013, as amended by the Post-Effective Amendment No. 1 filed with the Commission on December 23, 2013.
Item 8.    Exhibits.

Exhibit No.	Description
4.1
Registrant’s Restated Articles of Incorporation, dated May 23, 2013, incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-188603), filed with the SEC on June 3, 2013.

4.2
Registrant’s Amended and Restated Bylaws, incorporated by reference to Exhibit 3.4 of the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-188603), filed with the SEC on June 3, 2013.

4.3	Registrant’s Amendment to Bylaws, dated July 29, 2014, incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K, filed with the SEC on August 1, 2014.
5.1*	Opinion of Butzel Long PC
10.1
Covisint Corporation 2009 Long Term Incentive Plan, as amended, incorporated by reference to Exhibit C to the Registrant’s Information Statement filed on Schedule 14C with the Commission on January 24, 2014

15.1*	Awareness Letter of Deloitte & Touche LLP
23.1*	Consent of Deloitte & Touche LLP
23.2	Consent of Butzel Long PC (included in its opinion filed as Exhibit 5.1 to this Registration Statement)
24.1*	Power of Attorney (included after the signature of the Registrant contained on Signature Page 1 of this Registration Statement)
________
* Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on February 12, 2015.

COVISINT CORPORATION
By:     /s/ Samuel M. Inman, III
Samuel M. Inman, III
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Enrico Digirolamo and Michael A. Sosin as his true and lawful attorneys-in-fact and agents with full power of substitution, severally, for him in any and all capacities, to sign the Registration Statement on Form S-8 of Covisint Corporation, and any or all amendments (including post-effective amendments thereto), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Samuel M. Inman, III	President, Chief Executive Officer,	February 12, 2015
Samuel M. Inman, III	Chairman and Director

/s/ Enrico Digirolamo	Chief Financial Officer	February 12, 2015
Enrico Digirolamo

/s/ Homaira Akbari	Director	February 12, 2015
Homaira Akbari

/s/ Bernard M. Goldsmith	Director	February 12, 2015
Bernard M. Goldsmith

/s/ William O. Grabe	Director	February 12, 2015
William O. Grabe

/s/ Lawrence David Hansen	Director	February 12, 2015
Lawrence David Hansen

/s/ Philip F. Lay	Director	February 12, 2015
Philip F. Lay

EXHIBIT INDEX

Exhibit No.	Description
4.1
Registrant’s Restated Articles of Incorporation, dated May 23, 2013, incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-188603), filed with the SEC on June 3, 2013.

4.2
Registrant’s Amended and Restated Bylaws, incorporated by reference to Exhibit 3.4 of the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-188603), filed with the SEC on June 3, 2013.

4.3	Registrant’s Amendment to Bylaws, dated July 29, 2014, incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K, filed with the SEC on August 1, 2014.
5.1*	Opinion of Butzel Long PC
10.1
Covisint Corporation 2009 Long Term Incentive Plan, as amended, incorporated by reference to Exhibit C to the Registrant’s Information Statement filed on Schedule 14C with the Commission on January 24, 2014

15.1*	Awareness Letter of Deloitte & Touche LLP
23.1*	Consent of Deloitte & Touche LLP
23.2	Consent of Butzel Long PC (included in its opinion filed as Exhibit 5.1 to this Registration Statement)
24.1*	Power of Attorney (included after the signature of the Registrant contained on Signature Page 1 of this Registration Statement)
________
* Filed herewith